EXHIBIT 99.1

Joint Filing Agreement

The undersigned hereby agree that the statements on Schedule 13D with respect to the Common Stock of Bulova Technologies Group, Inc. dated as of February 25, 2013 is, and any amendments thereto (including amendments on Schedule 13G), signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:	December 24, 2014	Fieldstone Affiliates, LLC

/s/ Gary Lee Shapiro	By /s/ Gary Lee Shapiro
Print Name: Gary Lee Shapiro	Print Name: It’s Manger

/s/ Colleen Stacy Shapiro

Print Name: Colleen Stacy Shapiro

/s/ David Richard Shapiro

Print Name: David Richard Shapiro

/s/ William Edward McMillen

Print Name: William Edward McMillen

/s/ Elizabeth Jane McMillen

Print Name: Elizabeth Jane McMillen

/s/ Rachel Shapiro McKim

Print Name: Rachel Shapiro McKim

/s/ Ryan McKim

Print Name: Ryan McKim

GARY LEE SHAPIRO

Reporting Person

Schedule 13D

Exhibit A

PREFERRED SHARES OWNED GARY L SHAPIRO DIRECTLY

Date		Beneficially owned thru	Method of
Acquired	# of Shares	Fieldstone Affiliates, LLC	Acquiring Shares

-	-	(800,000,000 – see reporting on Exhibit F)	AF

COMMON SHARES OWNED

				Method of
Date	Price per			Acquiring
Acquired	Share	# of Shares	Owner	Shares

4/25/2014	$ 0.119	3,000,000	NuView IRA, Inc., FBO Gary Shapiro Roth IRA	PF

WARRANTS

	# of			Method of
Date	Warrants/		Exercise	Acquiring
Acquired	Shares	Owner	Price	Warrants

10/3/2013	1,980,851	NuView IRA Inc. FBO Gary Shapiro Roth IRA	$ .02	AF
9/1/2013	3,166,667	NuView IRA Inc. FBO Gary Shapiro Roth IRA	$ .02	AF
9/4/2014	5,000,000	NuView IRA Inc. FBO Gary Shapiro Roth IRA	$ .02	AF
9/4/2014	10,000,000	NuView IRA Inc. FBO Gary Shapiro Roth IRA	$ .02	AF
TOTAL	20,147,518

COLLEEN STACY SHAPIRO

Reporting Person

Schedule 13D

Exhibit B

PREFERRED SHARES OWNED

NONE

COMMON SHARES OWNED

				Method of
Date	Price per			Acquiring
Acquired	Share	# of Shares	Owner	Shares

4/25/2014	$ 0.119	3,000,000	NuView IRA, Inc., FBO Colleen Stacy Shapiro Roth IRA	PF

WARRANTS

	# of			Method of
Date	Warrants/		Exercise	Acquiring
Acquired	Shares	Owner	Price	Warrants

10/3/2013	1,980,851	NuView IRA Inc. FBO Colleen Stacy Shapiro Roth IRA	$ .02	AF

9/1/2013	3,166,667	Colleen Stacy Shapiro	$ .02	AF

9/4/2014	5,000,000	NuView IRA Inc. FBO Colleen Stacy Shapiro Roth IRA	$ .02	AF

8/29/14	10,000,000	NuView IRA Inc. FBO Colleen Stacy Shapiro Roth IRA	$ .02	AF

TOTAL	20,147,518

DAVID RICHARD SHAPIRO

Reporting Person

Schedule 13D

Exhibit C

PREFERRED SHARES OWNED

NONE

COMMON SHARES OWNED

				Method of
Date	Price per			Acquiring
Acquired	Share	# of Shares	Owner	Shares

4/25/2014	$ 0.119	2,000,000	NuView IRA, Inc., FBO David Shapiro Roth IRA	PF

WARRANTS

NONE

WILLIAM EDWARD MCMILLEN

Reporting Person

Schedule 13D

Exhibit D

PREFERRED SHARES OWNED

NONE

COMMON SHARES OWNED

				Method of
Date	Price per			Acquiring
Acquired	Share	# of Shares	Owner	Shares

4/25/2014	$ 0.119	1,000,000	NuView IRA, Inc., FBO William McMillen Roth IRA	PF

WARRANTS

	# of			Method of
Date	Warrants/		Exercise	Acquiring
Acquired	Shares	Owner	Price	Warrants

9/1/2013	3,166,667	William McMillen	$ .02	AF

ELIZABETH JANE MCMILLEN

Reporting Person

Schedule 13D

Exhibit E

PREFERRED SHARES OWNED

NONE

COMMON SHARES OWNED

				Method of
Date	Price per			Acquiring
Acquired	Share	# of Shares	Owner	Shares

4/25/2014	$ 0.119	1,000,000	NuView IRA, Inc., FBO Elizabeth McMillen Roth IRA	PF

WARRANTS

NONE

FIELDSTONE AFFILIATES, LLC

Reporting Person (Partnership)

Schedule 13D

Exhibit F

PREFERRED SHARES OWNED

Date		Price per		Method of
Acquired	# of Shares	Share	Owner	Acquiring Shares

2/25/2013	800,000,000	$0.00001	Fieldstone Affiliates, LLC (beneficial owner Gary L. Shapiro – see reporting on Exhibit A)	PF

RACHEL SHAPIRO MCKIM

Reporting Person

Schedule 13D

Exhibit G

PREFERRED SHARES OWNED

NONE

COMMON SHARES OWNED

				Method of
Date	Price per			Acquiring
Acquired	Share	# of Shares	Owner	Shares

4/25/2014	$ 0.119	2,000,000	NuView IRA, Inc., FBO Rachel Shapiro McKim Roth IRA	PF

WARRANTS

NONE

RYAN MCKIM

Reporting Person

Schedule 13D

Exhibit H

PREFERRED SHARES OWNED

NONE

COMMON SHARES OWNED

NONE

WARRANTS

	# of			Method of
Date	Warrants/		Exercise	Acquiring
Acquired	Shares	Owner	Price	Warrants

9/1/2013	3,961,702	Ryan McKim	$ .02	AF

Bulova Technologies Group	Exhibit I
Bulova Technologies Machinery
Notes Payable
November 30, 2015

		Principal	Loan	Forbearance
NOTE: THE ENTITIES LISTED BELOW ARE AFFILIATES OF THE REPORTING PERSONS	Loan	Balance	Maturity	Agreement - Note C
	Date		Date
BORROWER: BTGI

Lender NFC III
NFC III (Stacy Shapiro)	4/24/2013	3,500.00	POD	11/30/2015
NFC III (Gary Shapiro)	4/24/2013	3,500.00	POD	11/30/2015
NFC III (Gary Shapiro)	4/25/2013	51,015.85	POD	11/30/2015
NFC III (Gary Shapiro)	4/26/2013	10,000.00	POD	11/30/2015
NFC III (Gary Shapiro)	5/1/2013	27,303.50	POD	11/30/2015
NFC III (Gary Shapiro)	5/10/2013	10,500.00	POD	11/30/2015
NFC III (Gary Shapiro)	5/19/2013	25,000.00	POD	11/30/2015
NFC III (Gary Shapiro)	5/31/2013	115,000.00	POD	11/30/2015
NFC III (Gary Shapiro)	6/17/2013	75,000.00	POD	11/30/2015
NFC III (Gary Shapiro)	6/27/2013	40,000.00	POD	11/30/2015
NFC III (S V Associates)	7/24/2013	50,000.00	POD	11/30/2015
NFC III (S V Associates)	7/31/2013	50,000.00	POD	11/30/2015
NFC III (SV Associates)	8/11/2013	100,000.00	POD	11/30/2015
Grid Note - Note B		$560,819.35

NFC III - Note A	2/24/2013	400,000.00	POD	11/30/2015
NFC III (Stacy Shapiro CSS)	7/11/2013	5,000.00	12/31/2014	11/30/2015
NFC III (Fieldstone Affiliates)	9/30/2013	75,000.00	12/31/2014	11/30/2015
NFC III (Craigmore Corporation)	10/15/2013	30,000.00	10/14/2016	11/30/2015
NFC III (Shapiro Fam. D I)	10/30/2013	100,000.00	12/31/2014	11/30/2015
NFC III (Gary Shapiro)	1/17/2014	8,000.00	POD	11/30/2015
NFC III	2/13/2014	8,000.00	POD	11/30/2015
NFC III (SFNextGen)	3/6/2014	100,000.00	POD	11/30/2015
NFC III	3/12/2014	5,000.00	POD	11/30/2015
NFC III	3/13/2014	5,000.00	POD	11/30/2015
Total NFC III Loans		$1,296,819.35

Lender SIII Associates		-
SIII Associates (note Max $1,435,000)	11/8/2013	878,688.00	3/31/2014	11/30/2015
Payment	5/8/2014	(54,932.73)
		823,755.27

SIII Associates	11/27/2013	518,000.00	3/31/2014	12/31/2014
SIII Associates	2/26/2014	7,000.00	POD	11/30/2015
SIII Associates	2/27/2014	3,000.00	POD	11/30/2015
Total SIII Associates Loans		$1,351,755.27

Lender Bulova Tech. Machinery
Bulova Tech.Machinery LLC	7/18/2013	60,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	2/7/2014	8,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	3/27/2014	8,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	4/23/2014	40,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	6/5/2014	50,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	6/13/2014	10,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	6/20/2014	15,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	7/3/2014	20,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	7/8/2014	15,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	7/16/2014	10,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	7/23/2014	10,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	8/1/2014	5,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	8/13/2014	7,000.00	POD	11/30/2015
Bulova Tech.Machinery LLC	8/26/2014	12,000.00	POD	11/30/2015
Total BTM Loans		$270,000.00

Lender Craigmore Machinery
Craigmore Machinery Co. LLC	12/27/2013	20,000.00	POD	11/30/2015
Craigmore Machinery Co. LLC	1/24/2014	20,000.00	POD	11/30/2015
Craigmore Machinery Co. LLC	1/31/2014	8,000.00	POD	11/30/2015
Craigmore Machinery Co. LLC	7/10/2014	43,000.00	POD	11/30/2015
Total CMC Loans		$91,000.00

Lender SV Associates
SV Associates	1/9/2014	41,000.00	POD	11/30/2015
Total SV Associates Loans		$41,000.00

Lender Tropico Equity Partners
Tropico Equity Partners, LLC	2/3/2014	68,160.78	POD	11/30/2015
Total Tropico Equity Partners Loans		$68,160.78

Total for Principal loans BTG		$3,118,735.40

BORROWER: BTM

Lender Shapiro D-1 Trust
Shapiro D-1 Trust	7/10/2013	100,000.00	POD	11/30/2015
Shapiro D-1 Trust	10/8/2013	50,000.00	POD	11/30/2015

Shapiro D-1 Trust	4/28/2014	400,000.00	4/28/2017	4/28/2017
Total Shapiro D-1 Trust Loans		$550,000.00

Lender Craigmore Machinery
Craigmore Machinery Co.	8/15/2013	49,212.40	POD	11/30/2015
Craigmore Machinery Co.	8/15/2013	50,000.00	POD	11/30/2015
Craigmore Machinery Co.	9/1/2013	5,000.00	POD	11/30/2015
Craigmore Machinery Co.	1/9/2014	30,000.00	POD	11/30/2015
Craigmore Machinery Co.	7/15/2014	75,000.00	POD	11/30/2015
Craigmore Machinery Co.	8/12/2014	60,000.00	POD	11/30/2015
Total for CMC Loans		$269,212.40

Lender GLS
Gary Shapiro	9/10/2013	75,000.00	POD	11/30/2015
Gary Shapiro	12/10/2013	50,000.00	POD	11/30/2015
Total for GLS Loans		$125,000.00

Lender Rachel 2002 Irrevocable
Rachel 2002 Irrevocable Trust	2/14/2014	31,500.00	POD	11/30/2015
Rachel 2002 Irrevocable Trust	4/3/2014	20,000.00	POD	11/30/2015
Total for Rachel 2002 Irr.Trust Loans		$51,500.00

Lender Banyan Capital Finance
Banyan Capital Finance	3/12/2014	15,000.00	POD	11/30/2015
Banyan Capital Finance	2/25/2014	8,000.00	POD	11/30/2015
Total for Banyan Capital F. Loans		$23,000.00

Lender Colleen S.2007 T
Colleen S.2007 Trust	4/23/2014	160,000.00	POD	11/30/2015
Total for Collen S. 2007 Trust Loans		$160,000.00

Lender SIII Associates
S III Associates	5/8/2014	100,000.00	POD	11/30/2015
Total for S III Associates Loans		$100,000.00

Total for Principal and Interest BTM		$1,278,712.40

Grand Total for BTM & BTGI Loans		4,397,447.80
Intercompany		(270,000.00)
Grand Total (net of Intercompany)		$4,127,447.80

Note A: As part of this credit extension of $4,000,000 Warrants were issued as follows:

FBO Gary L. Shapiro 1,980,851

FBO Colleen Stacy Shapiro 1,980,851

FBO Ryan McKim 3,961,702

Note B: Warrants for loan extensions of 560,819.35 were issued

FBO Gary L Shapiro 3,166,667

FBO Colleen Stacy Shapiro 3,166,667

FBO William McMillen 3,166,667

Note C: the Reporting Persons received 30,000,000 Warrants as part of a Forbearance Agreement and interest rate reduction as follows:

FBO Colleen Stacy Shapiro 15,000,000 Warrants

FBO Gary L Shapiro 15,000,000 Warrants

From time to time Mr Shapiro and his affiliates make loans and advances available to the Issuer. As of November 24, 2014, in addition to the above loans for which warrants were issued as scheduled above, Mr Shapiro and his affiliates have advanced the Company approximately $497,818.50. These affiliated entities have a blanket lien on all of the Issuer's and it's subsidiaries assets.